CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying amended quarterly Report on Form 10-Q/ A of Znomics, Inc. for the quarter ended March 31, 2008, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)
the amended quarterly Report on Form 10-Q/ A of Znomics, Inc. for the quarter ended March 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the amended quarterly Report on Form 10-Q/ A for the quarter ended March 31, 2008, fairly presents in all material respects, the financial condition and results of operations of Znomics, Inc.

By:	/s/ Richard A. Sessions

Name:	Richard A. Sessions

Title:	Principal Executive Officer

Date:	July 18 , 2008

By:	/s/ Kerry Rea

Name:	Kerry Rea

Title	Principal Financial Officer

Date:	July 18 , 2008